CUSIP No. 16444H102	13G	Exhibit 99.1

AGREEMENT

Pursuant to Rule 13d-1(k)(1) under the Securities Exchange Act of 1934, as amended, the undersigned hereby agree that only one statement containing the information required by Schedule 13G need be filed with respect to the ownership by each of the undersigned of Common Stock, par value $.02 of Cherokee Inc.

Dated: August 13, 2018

GORDON BROTHERS BRANDS, LLC

By:	/s/ Michael P. Muldowney
Name:	Michael P. Muldowney
Title:	Chief Financial Officer, Vice President & Treasurer

GORDON BROTHERS GROUP, LLC

By:	/s/ Michael P. Muldowney
Name:	Michael P. Muldowney
Title:	Chief Financial Officer & Vice President